                                                                      Exhibit 12

                     CERTIFICATE OF THE SOLE SHAREHOLDER OF
                         WCMA GOVERNMENT SECURITIES FUND

       Fund Asset Management, L.P., the holder of shares of beneficial interest, par value $0.10 per share, indicated below, of WCMA Government Securities Fund, a Massachusetts business trust (the "Fund"), does hereby confirm to the Fund its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.

       Number of                Number of                Number of                Number of
    Class 1 Shares           Class 2 Shares           Class 3 Shares           Class 4 Shares
----------------------   ----------------------   ----------------------   ----------------------
         2,500                    2,500                    2,500                    2,500




                                                 FUND ASSET MANAGEMENT, L.P.



                                                 By:  /s/ Donald C. Burke
                                                      --------------------------
                                                      Authorized Officer

Dated:  March 20, 2003